Exhibit 23.2

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-56763) and related Prospectus of Wellsford Real Properties, Inc., and Post Effective Amendment No. 1 on Form S-3 to the Registration Statement (Form S-11 No. 333-32445) and related Prospectus of Wellsford Real Properties, Inc., of our report dated June 15, 1998, with respect to the Statement of Revenue and Certain Expenses of 180/188 Mr. Airy Road for the year ended December 31, 1997, included in this Current Report on Form 8-K.


                                   ERNST & YOUNG LLP

New York, New York
August 3, 1998